Exhibit 23

Consent of Independent Registered Public Accounting Firm

MDC Partners Inc.

New York, New York

Toronto, Canada

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-159831 and 333-176059) of MDC Partners Inc. and subsidiaries, of our reports dated March 15, 2012, relating to the consolidated financial statements and financial statement Schedule II, and the effectiveness of MDC Partners Inc. and subsidiaries’ internal control over financial reporting which appear in this Form 10K.

/s/ BDO USA, LLP

BDO USA, LLP

New York, New York

March 15, 2012